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                                                                     EXHIBIT T3F

                              CROSS REFERENCE SHEET

of provisions of the Trust Indenture Act to the provisions of the Indenture 2001 by and between Berthel Fisher & Company Leasing, Inc. and U.S. Bank National Association, as Trustee:

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

       TIA SECTION                                INDENTURE SECTION
       -----------                                -----------------
       310  (a) (1)                                     609
            (a) (2)                                     609
            (a) (3)                                     N.A.
            (a) (4)                                     N.A.
            (b)                                         608; 610
            (c)                                         N.A.
       311  (a)                                         613(1)
            (b)                                         613(2)
            (c)                                         N.A.
       312  (a)                                         701
            (b)                                         702
            (c)                                         702
       313  (a)                                         704
            (b) (1)                                     N.A.
            (b) (2)                                     704
            (c)                                         704
            (d)                                         704
       314  (a)                                         703
            (b)                                         N.A.
            (c) (1)                                     102
            (c) (2)                                     102
            (c) (3)                                     N.A.
            (d)                                         N.A.
            (e)                                         102
            (f)                                         N.A.
       315  (a)                                         601
            (b)                                         602
            (c)                                         601(2)
            (d)                                         601(3)
            (e)                                         514
       316  (a) (last sentence)                         101
            (a) (1)(A)                                  512
            (a) (1)(B)                                  513
            (a) (2)                                     N.A.
            (b)                                         902
       317  (a) (1)                                     503
            (a) (2)                                     504
            (b)                                         1003
            318                                         113
N.A. = not applicable

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